[CIBC LOGO]                                      CANADIAN IMPERIAL BANK OF
                                                 COMMERCE

                                                 Commercial Banking Centre
                                                 2nd Floor, 10102 Jasper Avenue
                                                 Edmonton, AB   T5J 1W5
                                                 Tel: (780) 420-3035
                                                 Fax: (780) 420-3099


June 21, 2004

Stantec Inc.
10160 - 112 Street
Edmonton, Alberta
T5K 2L6

Attention: Mr. Don Wilson, Vice President & CFO

Dear Sirs:

                  Re:      Credit Facility

                  Canadian Imperial Bank of Commerce ("CIBC") is pleased to establish the following credit facility in favour of Stantec Inc. (the "Borrower").

                              TERM REVOLVING CREDIT

Credit Limit:                       (1)      the lesser of

                                    (a) $30,000,000 .

                                    OR

                                    (b) the sum of (i) 100% of Cash Balances, and (ii) 80% of Receivable Value less Priority Claims, and (iii) 40% of Work In Progress Value, but in no event may the amount in this clause (iii) exceed $10,000,000 , less (iv) outstanding Letters of Credit under the Letter of Credit facility

                           The aggregate outstanding amount of Canadian dollar loans, US dollar loans, standby L/Cs and B/As under this Credit may not at any time exceed the limit of this Credit set out above.

Purpose: All amounts obtained under this Credit are to be used for general business purposes.

Description and Rate:      A revolving Credit, available as follows:

                           -        Canadian dollar loans.

                                    Interest on Canadian dollar loans will be calculated at the Prime Rate.

                           -        US dollar Base Rate loans.

                                    Interest on US dollar Base Rate loans will be calculated at the US Base Rate.

                           -        US dollar LIBOR Loans.

                                    Interest on LIBOR Loans will be calculated at the LIBO Rate for each applicable LIBOR Period plus 75 bps per annum.

                           -        Canadian dollar B/As.
                                    CIBC's stamping fee for B/As will be
                                    calculated at 75 bps per annum.

Repayment:                 This Credit will terminate on July 30, 2005, and all
                           amounts under this Credit are repayable at such time.
                           CIBC may in its sole discretion, upon written request by the Borrower given to CIBC not later than 60 days prior to the termination date of this Credit then in effect, extend such termination date for a period of 364 days from the date of such extension. If upon any such request by the Borrower CIBC does not agree to extend the termination date then in effect, then notwithstanding the foregoing no additional amounts may be obtained under this Credit, and this Credit shall cease to be revolving, on and after the termination date then in effect, and all amounts under this Credit shall be repayable immediately.

                           Notwithstanding the foregoing, at any time that an Event of Default is continuing all amounts under this Credit are repayable immediately on demand by CIBC and this Credit may be terminated in whole or in part by CIBC.

                           The Borrower shall have the option to repay any amount under this Credit at any time, provided that LIBOR Loans may be repaid only at the end of a LIBOR Period, fixed-rate loans may be repaid only at the end of a fixed-rate interest period, and B/As may be repaid only on their maturity.

Standby Fee:               A fee calculated at the rate of 10 bps per annum on
                           the undrawn portion of the Credit, payable monthly in arrears.


                         5 YEAR TERM ACQUISITION CREDIT

Credit Limit:              US $17,000,000

Purpose: All amounts under this Credit are to be used for acquisition purposes.

Description and Rate:      A revolving Credit, available as follows:

                           -        Canadian dollar loans.

                           -        US dollar Base Rate loans.

                           -        US dollar LIBOR Loans.

                           -        Canadian dollar B/As.

Incentive Pricing:         The interest rates, stamping fees and standby fees
                           applicable under this Credit will vary as set out below according to the ratio of Debt to EBITDA at the end of each fiscal quarter. Each change in rates and fees will be effective on the first day following the expiry of the maximum period in which the Borrower is permitted to deliver to CIBC its financial statements as at the end of such fiscal quarter.

                                               Prime Rate,      US Base Rate,     LIBO Rate, plus    Stamping Fee     Standby Fee
                                               plus bps per     plus bps per      plus bps per       (bps per         (bps per
Ratio of Debt to EBITDA                        annum            annum             annum              annum)           annum)
----------------------------------             ------------     -------------     ---------------    ------------     -----------
Less than or equal to 1.50 to 1.0                    0                 0                 110              110               20

Greater than 1.50 to 1.0 but                        25                25                 135              135               25
less than 2.0 to 1.0

Less than or equal to 2.50 to 1.0                   50                50                 160              160               30

Repayment:                 The limit of this Credit will revolve until July 30,
                           2005 at which time the Borrower shall begin to repay any amount outstanding under this Credit over a 4
                           Year Term in 16 equal quarterly principal payments plus interest.

                           Notwithstanding the foregoing, at any time that an Event of Default is continuing all amounts under this Credit are repayable immediately on demand by CIBC and this Credit may be terminated in whole or in part by CIBC.

                           The Borrower shall have the option to repay any amount under this Credit at any time without penalty, provided that LIBOR Loans may be repaid only at the end of a LIBOR Period, fixed-rate loans may be repaid only at the end of the applicable fixed-rate interest period, and B/As may be repaid only on their maturity.


                      4 YEAR REDUCING TERM INSTALMENT LOAN

Loan Amount:               US $23,164,122

Purpose: This loan is a term out of the Acquisition Facility balance as at September st 2004 .

Description and Rate:      A 4 Year Reducing Term Credit, available as follows:

                           -        Canadian dollar loans.

                           -        US dollar Base Rate loans.

                           -        US dollar LIBOR Loans.

                           -        Canadian dollar B/As.

Incentive Pricing:         The interest rates, stamping fees and standby fees
                           applicable under this Credit will vary as set out below according to the ratio of Debt to EBITDA at the end of each fiscal quarter. Each change in rates and fees will be effective on the first day following the expiry of the maximum period in which the Borrower is permitted to deliver to CIBC its financial statements as at the end of such fiscal quarter.

                                          Prime Rate,     US Base Rate,    LIBO Rate,      Stamping Fee    Standby Fee
                                          plus bps per    plus bps per     plus bps per    (bps per        (bps per
Ratio of Debt to EBITDA                   annum           annum            annum           annum)          annum)
----------------------------------        ------------    -------------    ------------    ------------    -----------
Less than or equal to 1.50 to 1.0                0              0                 110           110             20

Greater than 1.50 to 1.0 but                    25             25                 135           135             25
less than 2.0 to 1.0

Less than or equal to 2.50 to 1.0               50             50                 160           160             30

Repayment:                 Regular quarterly payments of US$1,562,500 each,
                           together with accrued interest through to October 1,
                           2008

                           Notwithstanding the foregoing, at any time that an Event of Default is continuing this Instalment Loan is repayable immediately on demand by CIBC.

                           The Borrower shall have the option to repay any principal amount of this loan at any time without penalty, provided that LIBOR Loans may be repaid only at the end of a LIBOR Period, fixed-rate loans may be repaid only at the end of the applicable fixed-rate interest period, and B/As may be repaid only on their maturity. Such optional repayment shall be applied to the instalments specified above in the reverse order of their maturity.


               CREDIT FOR DOCUMENTARY & STAND-BY LETTERS OF CREDIT

Credit Limit:              $10,000,000

Purpose:                   All L/Cs are to be used for business purposes.

Fees: Fees for all L/Cs under this Credit will be calculated at 0.90% per annum. In each case the Borrower shall reimburse CIBC for its out of pocket expenses relative to all L/Cs under this Credit.

Documentation:             CIBC's standard L/C documentation is required.

Termination:               This Credit may be terminated in whole or in part by
                           CIBC at any time.

Conditions:                L/Cs under this Credit may not have terms to expiry
                           of more than 12 months.

                        FOREIGN EXCHANGE HEDGING FACILITY

Credit limit:              US$1,500,000

Purpose: The Borrower may do foreign exchange and interest rate hedging with foreign exchange terms to expiry of not more than twelve (12) months (unless approved by CIBC on an exception basis) and swaps not to exceed five (5) years.

                           Use of this facility will be subject to CIBC's usual requirements for notice, forms and procedures, and charges and fees.

                                    SECURITY

                           The following security, which shall be in form and substance satisfactory to CIBC, is required to secure all present and future indebtedness and liabilities of the Borrower to CIBC (including under any foreign exchange contract or interest rate swap with CIBC).

                           - A General Security Agreement in the Lender's standard form 6100 granting a first secured interest on all of the Borrowers present and after-acquired personal property, to be registered in all jurisdictions in which the company does business (currently Alberta, BC, Saskatchewan, Manitoba, and Ontario)

                           - Guarantee and Postponement of Claim from Stantec Consulting Inc. with respect to all of the liabilities of the Borrower to CIBC, secured by a General Security Agreement.

                           - Guarantee and Postponement of Claim from Stantec Consulting Ltd. with respect to all of the liabilities of the Borrower to CIBC, secured by a General Security Agreement.

                           - Guarantee and Postponement of Claim from all material individual subsidiary operating entities with respect to all the liabilities of the Borrower to CIBC, secured by General Security Agreements, to ensure at least 90% of the the Borrower's and its subsidiary's accounts receivable are assigned to CIBC.

                           - Acknowledged assignment of adequate fire and other perils insurance on the property and assets of the Borrower that are subject to CIBC's security, with loss payable to CIBC.

                           -        ISDA agreement.

                           -        Multi-Party CCC Agreement.

                           CIBC acknowledges the current existence of each of the above security items, with the exception of the Guarantee and Postponement of Claim from all material individual operating entities, which the Borrower agrees to execute after execution of this agreement.

                               FINANCIAL COVENANTS

Covenants:                 The Borrower will ensure that:

Financial Covenants:       -        The Debt to EBITDA Ratio does not exceed
                                    2.50 to 1.0 at any time.

                           - The EBITDAR to Debt Service Ratio is not less than 1.35 to 1.0 at any time.

                           - Shareholders Equity must be greater than or equal to 90% of the prior fiscal year ending shareholder's equity plus 50% of the positive cumulative net income earned during the current fiscal year.

                           -        The Current Ratio is not less than 1.25 to
                                    1.0 at any time.

                               NEGATIVE COVENANTS

Capital Expenditures:      The total capital expenditures of the Borrower and
                           its Subsidiaries for fixed or capital assets
                           (excluding new business acquisitions) in any fiscal year, calculated in accordance with GAAP, do not exceed C$25,000,000 without CIBC's prior consent.

Amalgamations, etc.:       None of the Borrower and its Subsidiaries will enter
                           into any amalgamation or consolidation or merger or liquidate, wind-up or dissolve itself (or permit any liquidation, winding-up or dissolution or any proceedings therefor) or continue itself under the laws of any other statute or jurisdiction, except that, subject to the Borrower and its Subsidiaries taking such action, and executing and delivering to CIBC such agreements and other documents as CIBC may require, acting reasonably, to assure the continued validity, enforceability and effectiveness of the Security and the covenants, agreements and obligations of the Borrower under the Credits, and provided that there does not then exist any failure by the Borrower to perform or observe any of its covenants in this Agreement and no such failure would be created thereby, any wholly-owned Subsidiary may be amalgamated or consolidated or merged or liquidated, wound-up or dissolved with or into the Borrower, provided that the Borrower shall be the continuing corporation, or with or into any one or more other wholly-owned Subsidiaries.

Dispositions of Property:  None of the Borrower and its Subsidiaries will sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its property, whether now owned or hereafter acquired, except that each of the Borrower and its Subsidiaries:

                                    (i)      may sell in the normal course of
                                             its business for the purpose of
                                             carrying on the same, for fair
                                             market value, in accordance with
                                             customary trade terms, any property
                                             that would reasonably be considered
                                             to be the subject matter of sales
                                             by it in the normal course of its
                                             business for the purpose of
                                             carrying on the same; and

                                    (ii)     may sell, transfer or otherwise
                                             dispose of any property that is
                                             worn out or obsolete or of no
                                             material value.

Restriction on             None of the Borrower and its Subsidiaries will make
Investments & New          any Investment or New Business Acquisition in excess
Business Acquisitions:     of $15,000,000 without CIBC's prior consent.

Hostile Take-Overs:        None of the Borrower and its Subsidiaries will use
                           any amount obtained by the Borrower under any of the Credits to finance a bid for any securities of any corporation in circumstances where the board of directors of such corporation has recommended (or is reasonably expected to recommend) rejection of such bid.

Transactions with          Except as specifically permitted hereunder, none of
Affiliates:                the Borrower and its Subsidiaries will enter into any
                           transaction, including the purchase, sale or exchange of any property or the rendering of any services, with any of its shareholders or with any of its Affiliates, or with any of its or their directors or officers, or enter into, assume or permit to exist any employment, consulting or analogous agreement or arrangement with any such shareholder or Affiliate or with any of its directors or officers, except a transaction or agreement or arrangement which is in the ordinary course of business of the Borrower or such Subsidiary and which is upon fair and reasonable terms not less favourable to the Borrower or its applicable Subsidiary than it would obtain in a comparable arms-length transaction.


                             REPORTING REQUIREMENTS

Reporting Requirements:    The Borrower will provide to CIBC:

                           - Within 120 days after the end of each fiscal year, the audited consolidated financial statements of the Borrower for such year, prepared in accordance with GAAP.

                           - Within 60 days after the end of each fiscal quarter, the unaudited consolidated financial statements of the Borrower for such quarter, prepared in accordance with GAAP.

                           - Within 120 days after the end of each fiscal year, a business plan/forecast for the Borrower for its next fiscal year, including operating and capital budgets.

                           - Within 30 days of each month, a Borrowing Base Certificate is to be provided if borrowing under the Term Revolving Credit is in excess of $6,000,000. Borrowing Base Certificate to include an aged accounts receivable listing by region, and work-in-progress and priority claims.

                           - Promptly after obtaining knowledge thereof, particulars of any failure by any of the Borrower and its Subsidiaries to perform or observe any of its covenants or agreements in favour of CIBC. Such other information relative to the Borrower and its Subsidiaries, and any guarantor, as CIBC may reasonably require.

                                      FEES

Monitoring:                Waived

Set-Up:                    Waived

Annual Fee:                A fee of $25,000, payable in arrears on each
                           anniversary date of this letter.


                                OTHER PROVISIONS

Schedule A:                The attached Schedule A, which contains certain
                           additional provisions applicable to the Credits, and certain definitions, forms part of this Agreement.

Amendment to               The following term(s) in the attached Schedule A are
Schedule A:                redefined below:

                           "EBITDAR" means, in respect of any period, an amount equal to: EBITDA plus triple net building operating lease expenses.

                           "Debt Service Requirements" means (i) all permanent principal payments in respect of Debt made or required to be made during such period except for payments on promissory notes due to vendors of acquired businesses, (ii) Interest Expense for such period, (iii) all dividends paid during such period on all preferred shares of the Borrower, and (iv) all triple net building operating lease expenses.

Notice of Borrowing:       Whenever the Borrower desires to obtain any amount
                           under a Credit (other than by way of a permitted overdraft), it will give to CIBC irrevocable prior written notice as specified in Schedule A hereto.

Notice of Repayment:       Whenever the Borrower desires to make one or more
                           repayments under one or more Credits in an aggregate amount exceeding $10,000,000 (or the equivalent in any other currency) on any day, it will give to CIBC irrevocable prior written notice as specified in Schedule A hereto.

Interest on Excess         The interest rate applicable to any outstanding
Amounts:                   amount under a Credit which is in excess of the limit
                           of such

                           Credit shall be the Interest Rate Applicable to Credit Limit Excesses specified in Schedule A hereto.

Interest on Overdue        Interest on overdue amounts is payable as specified
Amounts:                   in Schedule A hereto.

Interest Payment Dates:    Except with respect to interest on amounts in
                           default, which is payable on demand, or as otherwise specified herein or in Schedule A hereto, interest and fees will be calculated and payable monthly in arrears on such day in each month as CIBC requires.

Authorized Debits:         The Borrower authorizes CIBC to debit its Operating
                           Account for any interest, fees or other amounts that are payable by the Borrower to CIBC with respect to the Credits, as and when such amounts are payable.

Communications:            Any communication or notice to be given with respect
                           to the Credits may be effectively given by delivering the same at the addresses set out on the signature page hereof, or by sending the same by facsimile or prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been received on the tenth day next following the mailing thereof, provided that postal service is in normal operation during such time. Any facsimile notice will be deemed to have been received on transmission if sent on a Business Day and, if not, on the next Business Day following transmission.
                           Either party may from time to time notify the other party, in accordance with this section, of any change of its address, which thereafter will be the address of such party for all purposes of the Credits.

Replacements:              This letter supersedes and replaces all prior
                           discussions, letters and agreements (if any) describing the terms and conditions of any credit facility established by CIBC in favour of the Borrower.

                  Please indicate your acceptance of the foregoing by signing and returning to the undersigned prior to, August 31, 2004 the enclosed duplicate copy of this letter.

                                    Yours truly,
                                    CANADIAN IMPERIAL BANK OF COMMERCE



                                    By: /s/  Joan MacGillivray
                                        ---------------------------------------
                                    Name: Joan MacGillivray
                                    Title: Manager Commercial Credit
                                    CIBC Commercial Banking
                                    Commerce Place
                                    10102 Jasper Ave.
                                    Edmonton, AB
                                    T5J 1W5
                                    Fax (780) 420-3099


                Accepted this 5 day of August, 2004.



                                    Stantec Inc.
                                    #200, 10160 1 112 Street
                                    Edmonton, AB
                                    T5K 2L6
                                    Fax (780) 917-7330



                                    By: /s/  Anthony P. Franceschini
                                        ---------------------------------------
                                    name: Anthony P. Franceschini
                                    Title: President & CEO



                                    By: /s/  Donald W. Wilson
                                        ---------------------------------------
                                    name: Donald W. Wilson
                                    title: Vice President & CFO

               SCHEDULE A - ADDITIONAL DEFINITIONS AND PROVISIONS

1.       GENERAL

1.1 USE OF FUNDS, RETURNS. The Borrower will use the Credits only for the purposes specified in this Agreement. The Borrower may not at any time exceed the limit of any Credit, and CIBC may, without notice to the Borrower, return any item that, if paid, would result in the limit of any Credit being exceeded. If, on the other hand, CIBC in its sole discretion elects to pay any such item, the Borrower will pay to CIBC immediately the amount by which the limit of the applicable Credit has been exceeded.

1.2 NOTICE OF FAILURE. The Borrower will promptly notify CIBC of the occurrence of any failure to perform or observe any of its covenants in this Agreement.

1.3 CONFIDENTIALITY. The terms of this Agreement are confidential between the Borrower and CIBC, and accordingly the Borrower will not disclose the contents of this Agreement to anyone except its professional advisors.

1.4 APPLYING MONEY RECEIVED. At any time that the Borrower has failed (beyond any period of grace permitted by CIBC) to perform or observe of any of its covenants in this Agreement, all moneys received by CIBC from the Borrower or from any Security may be applied on such parts of the Borrower's liabilities to CIBC as CIBC may determine.

1.5 RIGHT OF SET-OFF. At any time that the Borrower has failed (beyond any period of grace permitted by CIBC) to perform or observe any of its covenants in this Agreement, CIBC is authorized at any time to set-off and apply any deposits held by it and any other amounts owed by it to or for the credit of the Borrower against any and all of the obligations of the Borrower with respect to the Credits, irrespective of whether or not CIBC has made any demand and even though any such obligations may not yet be due and payable.

1.6 REGISTRATION OF SECURITY. The Security will be registered or filed in all jurisdictions and in all offices as CIBC considers necessary or advisable from time to time to create, perfect or protect any Lien created thereby.

1.7 EXPENSES. The Borrower will reimburse CIBC for all reasonable fees (including legal fees) and out-of-pocket expenses incurred in preparing and registering any Security, in responding to requests from the Borrower for waivers, amendments and other matters, and in enforcing CIBC's rights under this Agreement or any Security.

1.8 FURTHER INFORMATION REQUIREMENTS. The Borrower will provide such further information about its business and its Subsidiaries as is reasonably requested by CIBC from time to time, and such information shall be in a form acceptable to CIBC.

1.9 CONSENT TO RELEASE INFORMATION. CIBC may from time to time give any credit or other information about the Borrower to, or receive such information from, (i) any financial institution, credit reporting agency, rating agency or credit bureau, (ii) any person, firm or corporation with whom the Borrower may have or proposes to have financial dealings, and (iii) any person, firm or corporation in connection with any dealings the Borrower has or proposes to have with CIBC. The Borrower agrees that CIBC may use that information to establish and maintain the Borrower's relationship with CIBC and to offer any services as permitted by law, including services and products offered by CIBC's Subsidiaries when it is considered that this may be suitable to the Borrower.

1.10 FURTHER ASSURANCES. The Borrower will from time to time promptly upon request by CIBC do and execute all such acts and documents as may be reasonably required by CIBC to give effect to the Credits and the Security, and to any transfer pursuant to section 1.14 of this Schedule.

1.11 INSURANCE. The Borrower will maintain insurance on its assets and property, in amounts and against risks as are customarily insured for by similar companies, acting prudently, owning or operating similar property or business in Canada, determined to be appropriate by CIBC acting prudently, and furnish to CIBC, on written request, satisfactory evidence of the insurance carried.

1.12 ENVIRONMENTAL. The Borrower will carry on its business, and maintain its assets and property in accordance with all applicable environmental laws and regulations. If there is any release, deposit, discharge or disposal of pollutants of any sort (collectively, a "Discharge") in connection with either the Borrower's business or its property, and CIBC pays any fines or for any clean-up suffers any loss or damage as a result of the Discharge, the Borrower will reimburse CIBC, its directors, officers, employees and agents for any and all losses, damages, fines, costs and other amounts (including amounts spent preparing any necessary environmental assessment or other reports, or defending any lawsuits) that result. If CIBC asks, the Borrower will defend any lawsuits, investigations or prosecutions brought against CIBC or any of its directors, officers, employees and agents in connection with any Discharge. The Borrower's obligation under this section continues even after all Credits have been repaid and this Agreement has terminated.

1.13 WAIVER. No delay on the part of CIBC in exercising any right or privilege will operate as a waiver thereof, and no waiver of any failure or default will operate as a waiver thereof unless made in writing and signed by an authorized officer of CIBC, or will be applicable to any other failure or default.

1.14 ASSIGNMENT. CIBC may assign, sell or participate (herein referred to as a "transfer") all or any part of its rights and obligations under all or any of the Credits to any third party, and the Borrower agrees to sign any documents and take any actions that CIBC may reasonably require in connection with any such transfer. Upon completion of the transfer, the third party will have the same rights and obligations under this Agreement as if it were a party to it, with respect to all rights and obligations included in the transfer. The Borrower may not assign any of its rights or obligations under any of the Credits.

1.15 APPLICATION TO SUBSIDIARIES. The Borrower will ensure that each of its Subsidiaries complies with sections 1.10, 1.11 and 1.12 of this Schedule, as if the references to the Borrower therein were references to each such Subsidiary.

1.16 GOVERNING LAW. This Agreement shall be governed by the laws of Alberta, and the Borrower submits itself to the jurisdiction of any competent federal or provincial court in such jurisdiction.

1.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and all of such counterparts shall constitute the same agreement.

1.18 CERTAIN DEFINITIONS. In this Agreement the following terms have the following meanings:

         "Affiliate" means, with respect to any person, any other person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such person, and includes any person in like relation to an Affiliate. A person shall be deemed to control another person if the first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means the attached letter agreement between CIBC and the Borrower, including this Schedule and any other Schedules thereto, as the same may be amended or supplemented from time to time.

         "Business Day" means (i) with respect to any amount denominated in Canadian dollars and all matters pertaining thereto, any day excluding Saturday, Sunday and any day which is a legal holiday in Toronto, Canada; (ii) with respect to any amount denominated in US dollars (except as provided below) and all matters pertaining thereto, any day excluding Saturday, Sunday or any day which is a legal holiday in New York, U.S.A. or Toronto, Canada, and (iii) with respect to any LIBOR Loan and all matters pertaining thereto, any day which is a day for dealings by and between banks in US dollars in the London interbank market, excluding Saturday, Sunday or any day which is a legal holiday in London, England or New York, U.S.A. or Toronto, Canada.

         "Compliance Certificate" means an Officer's Certificate stating, as of the applicable date, (i) that the Borrower is not in default of the observance or performance of any of its covenants in this Agreement (or describing any default then existing), (ii) that all representations and warranties contained in this Agreement are true and accurate as if made on and as of such date (or describing any thereof that are not then true and accurate), (iii) the particulars and calculation of all financial covenants of the Borrower contained in this Agreement, and
         (iv) where applicable, the amount and particulars of calculation of Receivable Value, Priority Claims and work in progress value, and the resulting maximum available amount and undrawn amount of any Credit, as of such date.

         Unless otherwise prescribed by CIBC, a Compliance Certificate shall be substantially in the form attached to this Schedule A.

         "Event of Default" means any of the following events or circumstances:

         (i) if the Borrower fails to pay any principal amount when due and payable;

         (ii) if the Borrower fails to pay any interest, fee or other amount (except principal) when due and payable and such failure continues for three Business Days or more;

         (iii) if the Borrower defaults in the performance or observance of any negative covenant contained in this Agreement;

         (iv) if the Borrower defaults in the performance or observance of any other term or covenant contained in this Agreement or the Security and such default continues for 30 days or more after the earlier of the date on which the Borrower first has actual knowledge of such default and the date on which written notice of such default is given to it by CIBC;

         (v) if any representation or warranty contained in this Agreement or the Security or in any certificate delivered to CIBC by or on behalf of the Borrower is untrue in any material respect on the date as of which it was made;

         (vi) if there is outstanding any amount or amounts exceeding an aggregate of $1,000,000 (or the equivalent amount in any other currency) which any of the Borrower and its Subsidiaries has failed to pay when due and payable, or if any amount or amounts exceeding an aggregate of $1,000,000 (or the equivalent amount in any other currency) may then be declared to be due and payable by any of the Borrower and its Subsidiaries prior to the stated maturity date thereof or prior to the regularly scheduled date for payment thereof;

         (vii) if it is or will become unlawful for any of the Borrower and its Subsidiaries to perform or comply with any of its obligations under this Agreement or the Security, or if any obligation of any of the Borrower and its Subsidiaries under this Agreement or the Security ceases to be its legal, valid, binding and enforceable obligation, or if the enforceability of this Agreement or any of the Security is disputed by any of the Borrower and its Subsidiaries, or if any of the Security ceases to constitute a Lien of the nature and priority contemplated by this Agreement;

         (viii) if any of the Borrower and its Subsidiaries commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), or institutes proceedings for its winding up, liquidation or dissolution, or takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or other proceeding seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or insolvency law or consents to the filing of any such petition or other proceeding, or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the whole or any material part of its property, or makes an assignment for the benefit of creditors, or publicly announces or admits in writing its inability to pay its debts generally as they become due, or suspends or threatens to suspend transaction of all or any substantial part of its usual business, or any action is taken by any of the Borrower and its Subsidiaries or any shareholder of any of them in furtherance of any of the foregoing;

         (ix) if proceedings are instituted in any court of competent jurisdiction by any person (other than any of the Borrower and its Subsidiaries or a shareholder of any of them) for the winding up, liquidation or dissolution of any of the Borrower and its Subsidiaries, or for any reorganization, readjustment, arrangement, composition or similar relief with respect to any of the Borrower and its Subsidiaries under any bankruptcy law or any other applicable insolvency law, or for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the whole or any material part of the property of any of the Borrower and its Subsidiaries, and at any time thereafter such proceeding is not contested in good faith, or if any order sought in any such proceeding is granted;

         (x) if an encumbrancer (including without limitation an execution creditor) takes possession of any property of any of the Borrower and its Subsidiaries which in the opinion of CIBC is material;

         (xi) if there exists for any period of three consecutive Business Days one or more non-appealable judgements of a court of competent jurisdiction against any of the Borrower and its Subsidiaries for an aggregate amount exceeding $1,000,000 (or the equivalent amount in any other currency) which has not been satisfied in full (exclusive of any amount adequately covered by insurance as to which the insurer has acknowledged coverage);

         (xii) if in the reasonable opinion of CIBC there has occurred any event which has had a Material Adverse Effect; or

         (xiii) if in the reasonable opinion of CIBC there is any change in the effective control of the Borrower.

         "GAAP" means those accounting principles which are recognized as being generally accepted in Canada from time to time as set out in the handbook published by the Canadian Institute of Chartered Accountants.

         "Inventory Value" means, at any time, the inventory of the Borrower and its Subsidiaries (which shall not include any work-in-process for the purpose of this definition) then existing, less any inventory that (i) is not located in Canada, (ii) is not subject to the applicable duly perfected Liens created by the Security, (iii) is subject to any Lien other than as specifically permitted by CIBC, (iv) is located in or on leased premises unless the applicable lessor has waived all Liens that may at any time be held by such lessor in respect of any inventory, (v) is obsolete or not readily saleable in the ordinary course of business, all valued at the lower of cost and market on a first-in, first-out basis, (vi) that has not been paid for in full and is subject to a right of repossession by the seller thereof; or (vii) that is otherwise excluded by CIBC in its reasonable discretion.

         "Investment" means, with respect to any person, any direct or indirect investment in or purchase or other acquisition of the securities of or any equity interest in any other person, any loan or advance to, or arrangement for the purpose of providing funds or credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms), or capital contribution to, any other person, or any purchase or other acquisition of all or substantially all of the property of any other person.

         "Lien" includes without limitation a mortgage, charge, lien, security interest or encumbrance of any sort on any property or asset, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

         "Material Adverse Effect" means a material adverse effect on the business, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, considered as a whole, or a material adverse effect on the ability of any of the Borrower and its Subsidiaries to perform its obligations under any of this Agreement and the Security to which it is a party.

         "Normal Course Lien" means, at any time, the following:

         (i) Liens for taxes not overdue, or which are being contested if adequate reserves with respect thereto are maintained by the Borrower and its Subsidiaries in accordance with GAAP and the enforcement of any related Lien is stayed;

         (ii) undetermined or inchoate Liens arising in the ordinary course of business which relate to obligations not overdue or a claim for which has not been filed or registered pursuant to applicable law;

         (iii) carriers', warehousemens', mechanics', materialmens', repairmens', construction or other similar Liens arising in the ordinary course of business which relate to obligations not overdue;

         (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

         (v) zoning and building by-laws and ordinances and municipal by-laws and regulations so long as the same are complied with;

         (vi) statutory Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (vii) the reservations and exceptions contained in, or implied by statute in, the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted;

         (viii)   Liens created by the Security; and

         (ix) Liens in respect of which CIBC has given its specific written consent.

         "Officer's Certificate" means a certificate, in form satisfactory to CIBC, signed by a senior officer of the Borrower.

         "Operating Account" means Canadian dollar accounts no. 81-13017 and 87-05313 of the Borrower with CIBC, or US dollar account no. 02-45011 of the Borrower with CIBC, or any such other account as is agreed upon by the Borrower and CIBC from time to time for the purposes hereof.

         "Priority Claims" means, at any time, any liability of any of the Borrower and its Subsidiaries that ranks, in right of payment in any circumstances, equal to or in priority to any liability of the Borrower or such Subsidiary to CIBC, and may include unpaid wages, salaries and commissions, unremitted source deductions for vacation pay, arrears of rent, unpaid taxes, amounts owed in respect of worker's compensation, amounts owed to unpaid vendors who have a right of repossession, and amounts owing to creditors which may claim priority by statute or under a Purchase Money Lien.

         "Purchase Money Lien" means any Lien which secures a Purchase Money Obligation permitted by this Agreement, provided that such Lien is created not later than 30 days after such Purchase Money Obligation is incurred and does not affect any asset other than the asset financed by such Purchase Money Obligation.

         "Purchase Money Obligation" means any Debt (including without limitation a capitalized lease obligation) incurred or assumed to finance all or any part of the acquisition price of any asset acquired by any of the Borrower and its Subsidiaries or to finance all or any part of the cost of any improvement to any asset of any of the Borrower and its

         Subsidiaries, provided that such obligation is incurred or assumed prior to or within 30 days after the acquisition of such asset or the completion of such improvement and does not exceed the lesser of the acquisition price payable by the Borrower or such Subsidiary for such asset or improvement and the fair market value of such asset or improvement; and includes any extension, renewal or refunding of any such obligation so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

         "Receivable Value" means, at any time, the receivables of the Borrower and its Subsidiaries then existing, less any receivable that (i) is not then subject to the applicable duly perfected Liens created by the Security, (ii) is subject to any Lien other than as specifically permitted by CIBC, (iii) is payable more than 30 days after the date of shipment of the inventory or the provision of the service that created such receivable, (iv) has been outstanding for 90 days or more, (v) is subject to any offset or counterclaim by the applicable account debtor,
         (vi) is owed by any person whose principal place of business is located outside Canada or the United States of America, (vii) is payable in a currency other than Canadian or US$, (viii) is owed by an Affiliate of the Borrower or any employee, agent or representative of the Borrower or of any such Affiliate, (ix) with respect to which a cheque, note, draft or other payment instrument has not been honoured in accordance with its terms, or (x) has been specifically identified by CIBC as an excluded receivable for the purpose hereof or is owed by any person that is insolvent or is otherwise doubtful of collection in the reasonable opinion of CIBC.

         "Security" means, collectively, all of the items of security held by CIBC for the indebtedness and liabilities, or any part or parts thereof, of the Borrower to CIBC.

         "Subsidiary" of any person means any other person of which shares or other equity units having ordinary voting power to elect a majority of the board of directors or other individuals performing comparable functions, or which are entitled to or represent more than 50% of the owners' equity or capital or entitlement to profits, are owned beneficially or controlled, directly or indirectly, by any one or more of such first person and the Subsidiaries of such first person, and shall include any other person in like relationship to a Subsidiary of such first person.

2.       INTEREST RATES; PAYMENTS; CALCULATIONS

2.1      INTEREST RATES. Interest is payable with respect to:

(i) excess amounts (provided that nothing herein shall be deemed to imply that the Borrower is entitled to obtain any such excess amount, or that the limit of a Credit is to be increased in any circumstance) above the limit of a Credit or a part of a Credit, as described in section 2.4 of this Schedule,

(ii) amounts that are not paid when due, at the Interest Rate Applicable to Credit Limit Excesses, and

(iii)    any other amounts, at the rate specified in this Agreement.

2.2 VARIABLE INTEREST. Each variable interest rate provided for in this Agreement will change automatically, without notice, whenever the Prime Rate or the US Base Rate, as the case may be, changes.

2.3 PAYMENT OF INTEREST. Interest is calculated on the applicable balance at the end of each day. Interest is payable in arrears once a month on the day required by CIBC, unless otherwise specified in this Agreement.

2.4 INTEREST RATE APPLICABLE TO CREDIT LIMIT EXCESSES. To determine whether the Interest Rate Applicable to Credit Limit Excesses is to be charged, the following rules apply:

(a) The Interest Rate Applicable to Credit Limit Excesses will be charged on the amount that exceeds the limit of any particular Credit.

(b) If there are several parts of a Credit, the Interest Rate Applicable to Credit Limit Excesses will be charged if the limit of a particular part is exceeded. For example, if Credit A's limit is $250,000, and the limit of one part of Credit A is $100,000 and the limit of that part is exceeded by $25,000, the Interest Rate Applicable to Credit Limit Excesses will be charged on that $25,000 excess, even if the total amount outstanding under Credit A is less than $250,000.

(c) To determine if the limit of a Credit has been exceeded, any amounts in a currency other than the currency in which the limit is designated will be converted into that currency, as described in section 2.11 of this Schedule.

2.5 INTEREST ON OVERDUE AMOUNTS. Except as otherwise specified herein, if any principal is not paid when due, such overdue principal will bear interest (as well after as before judgement), payable on demand, at the interest rate applicable to such principal prior to default, and interest will be payable on overdue interest (as well after as before judgement) at the same rate as is applicable to the related principal. If any amount is not paid by the Borrower when due and there is no interest otherwise applicable to such amount specified herein, such overdue amount will bear interest (as well after as before judgement), payable on demand, at a rate per annum equal at all times to the Prime Rate plus 5% (in the case of any such amount payable in Canadian dollars) or the US Base Rate plus 5% (in the case of any such amount payable in US dollars) from the date of non-payment until paid in full.

2.6 REDUCTIONS OF LIMIT OF CREDITS. On or prior to each date on which the limit of any Credit is reduced, the Borrower will repay such outstanding amounts thereunder, if any, as are necessary so that, after giving effect to the repayment, the total of all amounts outstanding under such Credit does not exceed the limit as so reduced.

2.7 PAYMENTS. If any payment is due on a day other than a Business Day, such payment will be due on the next Business Day.

2.8 CIBC'S PRICING POLICY. The fees, interest rates and other charges for the Borrower's banking arrangements with CIBC are dependent upon each other. Accordingly, if the Borrower cancels or does not follow through with, in the manner originally contemplated, any of these arrangements, CIBC reserves the right to require payment by the Borrower of increased or added fees, interest rates and charges as a condition of the continuation of the Borrower's banking arrangements.

2.9      CALCULATIONS. The following terms apply to all calculations under the
Credits:

(a) CDOR, Federal Funds Rate, Bankers' Acceptance Yield, LIBO Rate, Prime Rate and US Base Rate shall be determined by CIBC if and whenever such determination is required for the purpose of this Agreement, and such determination by CIBC shall be conclusive evidence of such rate.

(b) Except as provided in the next sentence, all interest and fees hereunder shall be computed on the basis of the actual number of days elapsed divided by 365. Interest on each LIBOR Loan shall be computed on the basis of the actual number of days elapsed divided by 360. Any such applicable interest rate, expressed as an annual rate of interest for the purpose of the Interest Act (Canada), shall be equivalent to such applicable interest rate multiplied by the actual number of days in the calendar year in which the same is to be determined and divided by 365 or 360, as the case may be.

(c) In calculating interest or fees payable hereunder for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

2.10 CIBC'S RECORDS. CIBC's loan accounting records will provide conclusive evidence of all terms and conditions of the Credits such as principal loan balances, interest calculations, and payment dates.

2.11 FOREIGN CURRENCY CONVERSION. If it is necessary for any purpose relating to the Credits that an amount denominated in a currency other than Canadian dollars be expressed in or equated to an amount of Canadian dollars (such as, for example, to determine whether amounts denominated in US dollars that are outstanding under a Credit which has a limit specified in Canadian dollars exceed the limit of such Credit so as to make applicable the Interest Rate Applicable to Credit Limit Excesses), the applicable amount of Canadian dollars shall be determined by CIBC in accordance with its normal practice.

2.12 DEEMED RE-INVESTMENT PRINCIPLE. For the purpose of the Interest Act (Canada) and any other purpose, the principle of deemed re-investment of interest is not applicable to any calculation under this Agreement, and the rates of interest and fees specified in this Agreement are intended to be nominal rates and not effective rates or yields.

2.13 CERTAIN DEFINITIONS. If and whenever required for the purpose of this Agreement, the following terms have the following definitions:

         "CDOR" means, for any day, the average of the annual discount rates for bankers' acceptances denominated in Canadian dollars of certain banks named in Schedule 1 to the Bank Act (Canada) for a specified term and face amount that appears on the CDOR page of the Reuters Screen as of 10:00 a.m. on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day).

         "Federal Funds Rate" means, for any day, an annual interest rate equal to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers, as published for such day (or, if such day is not a business day in New York, for the next preceding business day in New York) by the Federal Reserve Bank of New York, or for any such business day on which such rate is not so published, the arithmetic average of the quotations for such day on such transactions received by CIBC from three United States federal funds brokers of recognized standing selected by it.

         "Interest Rate Applicable to Credit Limit Excesses" means the annual interest rate generally established by CIBC from time to time for the purpose of calculating interest on overdrafts in accounts maintained with CIBC in Canada.

         "Prime Rate" means a fluctuating annual interest rate equal at all times to the greater of (i) the reference rate of interest (however designated) of CIBC for determining interest chargeable by it on loans in Canadian dollars made in Canada and (ii) 3/4 of 1% per annum above the CDOR for 30-day bankers' acceptances from time to time.

         "US Base Rate" means a fluctuating annual interest rate equal at all times to the greater of (i) the reference rate of interest (however designated) of CIBC for determining interest chargeable by it on loans in US dollars made in Canada, and (ii) 3/4 of 1% per annum above the Federal Funds Rate from time to time.

3.       NOTICE OF BORROWING; NOTICE OF REPAYMENT; OVERDRAFTS

3.1 NOTICE OF BORROWING. Whenever the Borrower desires to obtain any amount under a Credit (other than a loan by way of a permitted overdraft), it will give to CIBC irrevocable prior written notice (a "Notice of Borrowing") specifying the Credit under which such amount is to be obtained and the particulars of such amount including the term of any Bankers' Acceptances, the term of any LIBOR Period, the particulars of all maturing Bankers' Acceptances in the case of a rollover or conversion of Bankers' Acceptances, and the Business Day on which such amount is to be obtained. No amount shall be obtained if the term thereof or any LIBOR Period applicable thereto would mature beyond any scheduled repayment or reduction date for the applicable Credit and all or any part of such amount will be required to be repaid on such date. The amount to be obtained under any Credit at any time shall not exceed the undisbursed amount of that Credit at such time. CIBC will not be obliged to make available at any time LIBOR Loans in an aggregate amount less than US $1,000,000. A notice requesting any loan in an amount exceeding $10,000,000 or US $10,000,000 (other than a LIBOR Loan) must be given not later than 10:00 a.m. on the Business Day preceding the applicable borrowing date; a notice requesting any Bankers' Acceptances in an amount exceeding $10,000,000 must be given not later than 10:00 a.m. on the second Business Day preceding the applicable borrowing date; and a notice requesting any LIBOR Loan must be given not later than 10:00 a.m. on the third Business Day preceding the applicable borrowing date.

3.2 NOTICE OF REPAYMENT. Whenever the Borrower desires to make any repayment or repayments under one or more of the Credits in an aggregate amount exceeding $10,000,000 (or an equivalent amount in any other currency) on any day, it will give to CIBC irrevocable written notice specifying the particulars of such repayment not later than 10:00 a.m. on the Business Day preceding the applicable repayment date.

3.3 OVERDRAFTS. If the Borrower is entitled under any Credit to obtain loans in Canadian dollars or US dollars by way of overdraft, the debit balance in the Borrower's applicable Operating Account from time to time will be deemed to be a loan in Canadian dollars or US dollars, as the case may be, outstanding to the Borrower under such Credit and bearing interest as set out in this Agreement for loans in such currency under such Credit. If at any time the Borrower is a party to a cash concentration arrangement with CIBC, the amount of any overdraft from time to time in the Canadian dollar or US dollar concentration account of the Borrower established pursuant to such arrangement will also be deemed to be a loan in Canadian dollars or US dollars, as applicable, outstanding to the Borrower under the applicable Credit and bearing interest as set out above on the basis of the Prime Rate or the US Base Rate, as the case may be.

4.       INDEMNITIES

4.1 RESERVE INDEMNITY. If subsequent to the date of this Agreement any change in or introduction of any applicable law, or compliance by CIBC with any request or directive by any central bank, superintendent of financial institutions or other comparable authority, shall subject CIBC to any tax with respect to the Credits or change the basis of taxation of payments to CIBC of any amount payable under the Credits (except for changes in the rate of tax on the overall net income of CIBC), or impose any capital maintenance or capital adequacy requirement, reserve requirement or similar requirement with respect to the Credits, or impose on CIBC or the London interbank market (in the case of any matter relating to any actual or requested LIBOR Loan), any other condition or restriction, and the result of any of the foregoing is to increase the cost to CIBC of making or maintaining the Credits or any amount thereunder or to reduce any amount otherwise received by CIBC under the Credits, CIBC will promptly notify the Borrower of such event and the Borrower will pay to CIBC such additional amount calculated by CIBC as is necessary to compensate CIBC for such additional cost or reduced amount received. A certificate of CIBC as to any such additional amount payable to it and containing reasonable details of the calculation thereof shall be conclusive evidence thereof.

4.2 CURRENCY INDEMNITY. Interest and fees hereunder shall be payable in the same currency as the principal to which they relate. Any payment on account of an amount payable in a particular currency (the "proper currency") made to or for the account of CIBC in a currency (the "other currency") other than the proper currency, whether pursuant to a judgement or order of any court or tribunal or otherwise and whether arising from the conversion of any amount denominated in one currency into another currency for any purpose, shall constitute a discharge of the Borrower's obligation only to the extent of the amount of the proper currency which CIBC is able, in the normal course of its business within one Business Day after receipt by it of such payment, to purchase with the amount of the other currency so received. If the amount of the proper currency which CIBC is able to purchase is less than the amount of the proper currency due to CIBC, the Borrower shall indemnify and save CIBC harmless from and against any loss or damage arising as a result of such deficiency.

4.3 TAX INDEMNITY. All payments by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, other than taxes imposed on the overall net income of CIBC or franchise taxes, taxes on doing business or taxes measured by the capital or net worth of CIBC (collectively "Excluded Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any country or any political subdivision thereof (collectively "Taxes"); provided, however, that if any Taxes are required to be withheld from any interest or other amount payable to the CIBC hereunder, the amount so payable to the CIBC shall be increased to the extent necessary to yield to CIBC, on a net basis after payment of all Taxes and after payment of all Excluded Taxes imposed by any relevant jurisdiction on any additional amounts payable under this section, interest or any such other amount payable hereunder at the rate or in the amount specified in this Agreement. The Borrower shall be fully liable and responsible for and shall, promptly following receipt of a request from CIBC, pay to CIBC any and all sales, goods and services taxes payable under the laws of Canada or any political subdivision thereof with respect to any and all goods and services made available hereunder to the Borrower by CIBC, and such taxes shall be included in the definition of "Taxes" for all purposes hereof. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter it shall send to CIBC, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Taxes when due or fails to remit to CIBC as aforesaid the required documentary evidence thereof, the Borrower shall indemnify and save harmless CIBC from any incremental taxes, interest, penalties or other liabilities that may become payable by CIBC or to which CIBC may be subjected as a result of any such failure. A certificate of CIBC as to the amount of any such taxes, interest or penalties and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.

4.4 DEFAULT INDEMNITY. The Borrower shall indemnify and save harmless CIBC from all claims, demands, liabilities, damages, losses, costs, charges and expenses, including any loss or expense arising from interest or fees payable by CIBC to lenders of funds obtained by it in order to make or maintain any amount under the Credits and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which may be incurred by CIBC as a consequence of (i) default by the Borrower in the payment when due of any amount hereunder or the occurrence of any other default relative to any of the Credits, (ii) default by the Borrower in obtaining any amount after the Borrower has given notice hereunder that it desires to obtain such amount, (iii) default by the Borrower in making any optional repayment of any amount after the Borrower has given notice hereunder that it desires to make such repayment, or (iv) the repayment by the Borrower of any LIBOR Loan otherwise than on the expiration of any applicable LIBOR Period, or the repayment of any loan on which interest is payable at a fixed annual rate otherwise than on the expiration of the fixed interest rate period applicable thereto, or the repayment of any other amount otherwise than on any specified maturity date thereof. A certificate of CIBC as to any such loss or expense and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.

5.       CONDITIONS PRECEDENT

5.1      CONDITIONS PRECEDENT TO THE INITIAL AMOUNT

         CIBC shall not be obliged to make available the initial amount under the Credits unless:

(a) CIBC shall have received the Security, which shall have been duly registered and filed as required hereby

(b) CIBC shall have received such financial and other information relating to the Borrower and its Subsidiaries, and any guarantor, as it shall have reasonably requested.

(c) CIBC shall have received confirmation of all insurance maintained by the Borrower and its Subsidiaries, and such insurance shall comply with the requirements of this Agreement.

(d) The Borrower shall have paid to CIBC all fees and other amounts which shall have become due and payable by it to CIBC on or prior to the initial borrowing date.

(e) The following documents in form, substance and execution acceptable to CIBC shall have been delivered to CIBC:

         (i) a certified copy of the constating documents and by-laws of each of the Borrower and its Subsidiaries, and of each corporate guarantor, and of all corporate proceedings taken and required to be taken by each of them to authorize the execution and delivery of such of this Agreement and the Security to which it is a party and the performance of the transactions by it contemplated therein;

         (ii) a certificate of incumbency for each of the Borrower and its Subsidiaries, and for each corporate guarantor, setting forth specimen signatures of the persons authorized to execute such of this Agreement and the Security to which it is a party;

         (iii) such legal opinions addressed to CIBC relative to the Borrower, this Agreement and the Security as CIBC may require; and

         (iv) such other documents relative to this Agreement and the transactions contemplated herein as CIBC may reasonably require.

5.2      CONDITIONS PRECEDENT TO ALL AMOUNTS

         CIBC shall not be obliged to make available any amount under the Credits unless:

(a)      CIBC shall have received any applicable Notice of Borrowing.

(b) On the applicable borrowing date the Borrower shall not have failed to observe or perform any of its covenants in this Agreement, and the Borrower shall have delivered to CIBC, if so requested by CIBC, an Officers' Certificate to such effect.

(c) The representations and warranties contained in this Agreement shall be true on and as of the applicable borrowing date with the same effect as if such representations and warranties had been made on and as of the applicable borrowing date, and the Borrower shall have delivered to CIBC, if so requested by CIBC, an Officers' Certificate to such effect.

(d) All other conditions specified herein, to the extent not previously satisfied for any reason, other shall have been satisfied.

(e) In respect of any amount that would result in the aggregate amount outstanding under the Credits being increased, there shall not have occurred subsequent to the date of last annual financial statements of the Borrower, in the opinion of CIBC, any event which (individually or with any other events) has had, or which has a reasonable possibility of having, a Material Adverse Effect.

6        REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES. To induce CIBC to establish and maintain the Credits, the Borrower represents and warrants as follows:

(a) Each of the Borrower and its Subsidiaries has all necessary power and authority to own its property, to carry on the business carried on by it, to enter into and perform its obligations under such of this Agreement and the Security to which it is a party, and in the case of the Borrower to obtain amounts under the Credits. Each of the Borrower and its Subsidiaries is in compliance with all applicable laws except to the extent that the failure to comply therewith would not, in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

(b) The Borrower has taken all action necessary to be taken to authorize the execution and delivery of and the performance of its obligations under this Agreement and the Security, and the obtaining of amounts under the Credits. Except as has been obtained and is in full force and effect, no consent, waiver or authorization of, or filing with or notice to, any person is required to be obtained in connection with the execution and delivery of and the performance by each of the Borrower and its Subsidiaries of its obligations under this Agreement and the Security, or the obtaining by the Borrower of amounts under the Credits. This Agreement and the Security have been duly executed and delivered by each of the Borrower and its Subsidiaries as are parties thereto, and constitute the legal, valid and binding obligation of each of them enforceable in accordance with their terms.

(c) The execution and delivery by the Borrower and its Subsidiaries of this Agreement and the Security and the performance by them of their obligations thereunder, and the obtaining by the Borrower of amounts under the Credits, will not conflict with or result in a breach of any applicable law, and will not conflict with or result in a breach of or constitute a default under, or permit the termination of, or cause any material right of any of the Borrower and its Subsidiaries to be adversely affected under, any of the provisions of its constating documents or by-laws or any agreement, permit, instrument, judgement, injunction or other contractual obligation to which it is a party or by which it is bound, or result in the creation or imposition of any Lien (other than the Security) upon any of its property or assets.

(d) Except as disclosed in writing by the Borrower to CIBC prior to the date of this Agreement with specific reference to this paragraph or, with respect to events occurring subsequent to the date of this Agreement, as the Borrower has otherwise disclosed in writing to CIBC with specific reference to this paragraph, there is no action, suit or proceeding (whether or not purportedly on behalf of any of the Borrower and its Subsidiaries) pending or, to the knowledge of the Borrower, threatened, against or affecting any of its Borrower and its Subsidiaries before any court or before or by any governmental department, commission or agency, in Canada or elsewhere, or before any arbitrator or board, that would have, or reasonably be expected to have, a Material Adverse Effect, and none of the Borrower and its Subsidiaries is in default with respect to any order or award of any arbitrator or government department, commission or agency, that would have, or reasonably be expected to have, a Material Adverse Effect.

(e) The Borrower has delivered to CIBC a true and complete copy of its most recent financial statements, and such financial statements present fairly the financial position of the Borrower, in accordance with GAAP, as of the date thereof and for the fiscal period then ended. All financial statements of the Borrower delivered by the Borrower to CIBC after the date of this Agreement will present fairly the financial position of the Borrower, in accordance with GAAP, as of the dates thereof and for the fiscal periods then ended.

(f) Since the date of the most recent financial statements of the Borrower delivered to CIBC, there has occurred no event which (individually or with any other events) has had, or which may reasonably be expected to have, a Material Adverse Effect.

(g) The Borrower has not failed to observe or perform (beyond any period of grace permitted by CIBC) any of its covenants in this Agreement.

(h) Except as disclosed in writing by the Borrower to CIBC prior to the date of this Agreement with specific reference to this paragraph, to the best knowledge of the Borrower, (i) the business carried on and the property owned or used at any time by any of the Borrower and its Subsidiaries and their respective predecessors (including the lands owned or occupied by any of them and the waters on or under such lands) have at all times been carried on, owned or used in compliance with all environmental laws; (ii) none of the Borrower and its Subsidiaries is subject to any proceeding alleging the violation of any environmental law, and no part of its business or property is the subject of any proceeding to evaluate whether remedial action is needed as a result of the release from or presence of any hazardous substance on any lands owned or occupied by it; (iii) there are no circumstances that could reasonably be expected to give rise to any civil or criminal proceedings or liability regarding the release from or presence of any hazardous substance on any lands used in or related to the business or property of any of the Borrower and its Subsidiaries or on any lands on which any of the Borrower and its Subsidiaries has disposed or arranged for the disposal of any materials arising from the business carried on by it, or regarding the violation of any environmental law by any of the Borrower and its Subsidiaries or by any other person for which it is responsible; (iv) all hazardous substances disposed of, treated or stored on lands owned or occupied by any of the Borrower and its Subsidiaries have been disposed of, treated and stored in compliance with all environmental laws; (v) there are no proceedings and there are no circumstances or material facts which could give rise to any proceeding in which it is or could be alleged that any of the Borrower and its Subsidiaries is responsible for any domestic or foreign clean up or remediation of lands contaminated by hazardous substances or for any other remedial or corrective action under any environmental laws;
         (vi) each of the Borrower and its Subsidiaries has maintained all environmental and operating documents and records relating to its business and property in the manner and for the time periods required by any environmental laws and has never had conducted an environmental audit of its business or property; and (vii) the Borrower is not aware of any pending or proposed change to any environmental law which would render illegal or materially adversely affect its business or property.

(i) No representation or warranty made by the Borrower herein or in any other document furnished to CIBC from time to time contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. All projections and pro forma information delivered to CIBC from time to time by the Borrower were prepared in good faith based on assumptions believed by the

         Borrower to be reasonable at the time of delivery. There is no fact known to the Borrower on the date of this Agreement which has had, or which has a reasonable possibility of having, a Material Adverse Effect.

6.2 SURVIVAL. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the obtaining of amounts under the Credits, and the delivery of each Notice of Borrowing and the obtaining of any amount under any Credit shall constitute a reaffirmation on and as of such delivery date and such borrowing date, in each case by reference to the then-existing facts and circumstances, of all representations and warranties contained in this Agreement.

7.       FINANCIAL COVENANTS

7.1 CALCULATION. All financial covenants will be calculated including the Borrower and its Subsidiaries on a consolidated basis, and each amount derived from the Borrower's profit and loss statement shall be calculated as the total of such amount during the Borrower's four most recently-completed fiscal quarters (or, if agreed upon by CIBC in its sole discretion, during the Borrower's most recently-completed fiscal year), as shown in the Borrower's most recent financial statements delivered to CIBC.

7.2 CERTAIN DEFINITIONS. In this Agreement the following terms have the following meanings:

         "Current Assets" means assets that would be shown as current assets on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, and would include such assets as cash, accounts receivable, inventory and other assets that are likely to be converted into cash, sold, exchanged or expended in the normal course of business within one year or less, but shall exclude for the purpose of this definition all amounts due from Affiliates.

         "Current Liabilities" means liabilities that would be shown as current liabilities on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, and would include such liabilities as Debt that is or will become payable within one year or one operating cycle, whichever is longer, accounts payable, accrued expenses and deferred revenue.

         "Current Ratio" means the ratio of Current Assets to Current
         Liabilities.

         "Debt" means, with respect to any person, (i) an obligation of such person for borrowed money, (ii) an obligation of such person evidenced by a note, bond, debenture or other similar instrument, (iii) an obligation of such person for the deferred purchase price of property or services, excluding trade payables and other accrued current liabilities incurred in the ordinary course of business in accordance with customary commercial terms, (iv) a capitalized lease obligation of such person, (v) a guarantee, indemnity, or financial support obligation of such person, determined in accordance with GAAP, (vi) an obligation of such person or of any other person secured by a Lien on any property of such person, even though such person has not otherwise assumed or become liable for the payment of such obligation, (vii) an obligation arising in connection with an acceptance facility or letter of credit issued for the account of such person, or (viii) a share in the capital of such person that is redeemable by such person either at a fixed time or on demand by the holder of such share (valued at the maximum purchase price at which such person may be required to redeem, repurchase or otherwise acquire such share), less any cash held by such person.

         "Debt to EBITDA Ratio" means the ratio of all Debt of the Borrower and its Subsidiaries on a consolidated basis, to EBITDA.

         "EBITDAR to Debt Service Ratio" means the ratio of EBITDAR to Debt Service Requirements.

         "EBITDA" means, for any period, Net Income for such period plus all amounts deducted in the calculation thereof on account of Interest Expense, income taxes, depreciation and amortization.

         "Intangible" includes without limitation such personal property as goodwill; copyrights, patents and trademarks; franchises; licences, leases; research and development costs; and deferred development costs.

         "Interest Expense" means, for any period, the aggregate amount accrued (whether or not payable or paid) during such period in accordance with GAAP on account of (i) interest expense including amortization of debt discount and debt issuance costs, capitalized interest, standby fees, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and (ii) the interest expense components of all capitalized lease obligations.

         "Net Income" means, for any period, the consolidated net income (loss) of the Borrower for such period, calculated in accordance with GAAP [before extraordinary items] [but excluding (i) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Borrower or is amalgamated with or consolidated into the Borrower or into any of its Subsidiaries or such person's property is acquired by the Borrower or any of its Subsidiaries, and (ii) any after-tax gains (but not pre-tax losses) attributable to dispositions of property out of the ordinary course of business].

         "Postponed Debt" means any Debt for borrowed money of any of the Borrower and its Subsidiaries that is incurred at such time as no failure by the Borrower to perform or observe any of its covenants in this Agreement is continuing or would be created by the incurrence thereof (to be evidenced by pro forma financial statements delivered to CIBC) and which has the following attributes: (i) no principal thereof is repayable so long as any amount is owed by the Borrower to CIBC (or until such earlier date as CIBC may agree upon in writing), (ii) no covenant with respect to such Debt is more onerous than or in addition to the covenants specified herein, and (iii) all rights of the holder of such Debt are postponed and subordinated to all rights of CIBC under or in respect of the Credits pursuant to a subordination agreement containing payment and non-payment default standstills and other provisions satisfactory in form and substance to CIBC.

         "Shareholders' Equity" means the amount which would, in accordance with GAAP, then be included as shareholders' equity on a consolidated balance sheet of the Borrower, excluding any portion of shareholders' equity that is represented by the cumulative translation account.

         "Tangible Net Worth" means Shareholders' Equity less all amounts that would be included on a consolidated balance sheet of the Borrower as amounts owed by any Affiliate of the Borrower or as Intangibles.

         "Total Liabilities to Tangible Net Worth Ratio" means the ratio of all amounts that would be included as liabilities on a consolidated balance sheet of the Borrower, to Tangible Net Worth.

         "Working Capital" means the excess of Current Assets over Current Liabilities.

8.       BANKERS' ACCEPTANCES

8.1 POWER OF ATTORNEY. To facilitate the issuance of Bankers' Acceptances under the Credits, the Borrower appoints CIBC to execute, endorse and deliver on behalf of the Borrower drafts in the form or forms prescribed by CIBC for bankers' acceptances denominated in Canadian dollars (each such executed draft which has not yet been accepted by CIBC is referred to herein as a "Draft"). Each Bankers' Acceptance executed and delivered by CIBC on behalf of the Borrower as provided herein shall be binding upon the Borrower as if it had been executed and delivered by a duly authorized officer or officers of the Borrower.

8.2 DRAFTS. Notwithstanding the above section, the Borrower will from time to time provide to CIBC if so required by CIBC an appropriate number of Drafts drawn by the Borrower upon CIBC and payable and endorsed as specified by CIBC. The dates, maturity dates and face amounts of all Drafts delivered by the Borrower shall be left blank, to be completed by CIBC as required. All such Drafts shall be held by CIBC subject to the same degree of care as if they were such Lender's own property. CIBC will, upon written request by the Borrower, advise the Borrower of the number and designations, if any, of the Drafts of the Borrower then held by it. CIBC shall not be liable for its failure to accept a Draft as required hereby if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide appropriate Drafts to CIBC on a timely basis.

8.3 TERM AND AMOUNT. The term of all Bankers' Acceptances issued pursuant to any Notice of Borrowing must be identical. Each Bankers' Acceptance shall be in a face amount of $100,000 or any whole multiple thereof, and the aggregate face amount of Bankers' Acceptances issued pursuant to any Notice of Borrowing must not be less than $1,000,000. Each Bankers' Acceptance will be dated the date on which it is issued, and will be for a term of one, two, three or six months or such other period as may be agreed to by CIBC.

8.4 CALCULATION OF FEE. The fee for any Bankers' Acceptance will be calculated, at the rate specified, on the basis of the face amount and term of such Bankers' Acceptance.

8.5 PAYMENT OF FEE. Upon acceptance of a Draft the Borrower will pay to CIBC the related fee specified in this Agreement, and to facilitate payment CIBC will be entitled to deduct and retain for its own account the amount of such fee from the amount to be paid by CIBC to the Borrower as the purchase price for the resulting Bankers' Acceptance.

8.6 PURCHASE BY CIBC. Each Bankers' Acceptance will be purchased by CIBC for a price which produces a yield thereon equal to the Bankers' Acceptance Yield then in effect. Such price will be credited by CIBC to the applicable Operating Account.

8.7 NO MARKET. If CIBC determines in good faith, which determination will be conclusive and binding on the Borrower, and so notifies the Borrower, that there does not exist at the applicable time a normal market in Canada for the purchase and sale of bankers' acceptances, then notwithstanding any other provision hereof any obligation of CIBC to purchase Bankers' Acceptances will be suspended until CIBC determines that such market does exist and gives notice thereof to the Borrower, and any Notice of Borrowing requesting Bankers' Acceptances will be deemed to be a Notice of Borrowing requesting Loans in Canadian dollars in a similar aggregate principal amount.

8.8 PAYMENT ON MATURITY. On the maturity of each Bankers' Acceptance the Borrower will pay to CIBC, for the account of the holder of such Bankers' Acceptance, Canadian dollars in an amount equal to the face amount of such Bankers' Acceptance. The obligation of the Borrower to make such payment is absolute and unconditional, and will not be prejudiced by the fact that the holder of any such Bankers' Acceptance is CIBC. No days of grace may be claimed by the Borrower for the payment at maturity of any Bankers' Acceptance. If the Borrower does not make such payment, the amount of such payment shall be deemed to be a loan in Canadian dollars made to the Borrower by CIBC and payable on demand. The Borrower hereby confirms the application of the proceeds of such loan in payment of the liability of the Borrower with respect to the related Bankers' Acceptance.

8.9 CASH COLLATERALIZATION. If any Bankers' Acceptance is outstanding at any time that an Event of Default occurs, the Borrower will forthwith upon demand by CIBC pay to CIBC, for the account of the holder of such Bankers' Acceptance, Canadian dollars in an amount equal to the face amount thereof. Such funds shall be held by CIBC for payment of the liability of the Borrower in respect of such Bankers' Acceptance on the maturity thereof.

8.10 SIGNATURES ON DRAFTS. The signature of any duly authorized officer of the Borrower on a Draft may be mechanically reproduced in facsimile, and all Drafts bearing such facsimile signature shall be binding upon the Borrower as if they had been manually signed by such officer, notwithstanding that such person whose manual or facsimile signature appears on such Draft may no longer hold office at the date thereof or at the date of acceptance of such Draft by CIBC or at any time thereafter.

8.11 UNDISBURSED CREDIT. For the purpose of calculating the undisbursed amount of any Credit and for any other relevant provision of this Agreement, the amount constituted by any Bankers' Acceptance shall be the face amount thereof.

8.12 CERTAIN DEFINITIONS. In this Agreement the following terms shall have the following meanings:

         "Bankers' Acceptance" or "B/A" means a Draft which has been accepted by CIBC pursuant to a Credit.

         "Bankers Acceptance Yield" means, with respect to any Bankers' Acceptance to be purchased by CIBC at any time, the annual yield resulting from the price at which CIBC is offering to purchase at such time bankers' acceptances accepted by it having a term identical to such Bankers' Acceptance and in a comparable face amount to the Bankers' Acceptances to be purchased by CIBC from the Borrower at such time.

         "face amount" means, with respect to any Bankers' Acceptance, the principal amount thereof payable on the maturity thereof.

9.       LETTERS OF CREDIT

9.1 PAYMENT OF FEE. Upon issuance of a Letter of Credit, the Borrower will pay to CIBC the related fee specified in this Agreement.

9.2 REIMBURSEMENT. The Borrower will pay to CIBC on demand, in the currency of the applicable Letter of Credit, an amount equal to any amount paid or required to be paid by CIBC pursuant thereto (including pursuant to an L/C Acceptance created thereunder). The obligation of the Borrower to make such payment is absolute and unconditional. If the Borrower does not make such payment, the amount of such payment shall be deemed to be a loan in the amount and currency of such payment, made to the Borrower by CIBC under the applicable Credit and payable on demand. The Borrower hereby confirms the application of the proceeds of such loan in payment of the aforesaid liability of the Borrower with respect to the related Letter of Credit.

9.3 CASH COLLATERALIZATION. If any Letter of Credit is outstanding at any time that the Borrower has failed to perform or observe (beyond any period of grace permitted by CIBC) any of its covenants in this Agreement, the Borrower will forthwith pay to CIBC, in the currency of such Letter of Credit, funds in an amount equal to the total maximum actual and contingent liability of CIBC pursuant thereto. Such funds will be held by CIBC for payment of the liability of the Borrower in respect of such Letter of Credit, and any excess thereof will be applied to any other liabilities of the Borrower pursuant to the Credits or will be returned to the Borrower at such time as no such liabilities exist or may arise.

9.4 UNDISBURSED CREDIT. For the purpose of calculating the undisbursed amount of any Credit and for any other relevant provision of this Agreement, the amount constituted by any Letter of Credit shall be the total maximum actual and contingent liability of CIBC pursuant thereto.

9.5 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

         "Letter of Credit" or "L/C" means a documentary or standby letter of credit, a letter of guarantee or a similar instrument, in form and substance satisfactory to CIBC.

         "L/C Acceptance" means an outstanding bill of exchange drawn by the beneficiary of a documentary L/C and which CIBC has accepted and is therefore obligated to pay at maturity.

10.      INSTALMENT LOANS

10.1     INSTALMENT LOANS. The following terms apply to each Instalment Loan:

(a) NON-REVOLVING LOANS. Unless otherwise stated in this Agreement, any Instalment Loan is non-revolving. This means that any principal repayment is not available to be re-borrowed, and permanently reduces the amount of such Instalment Loan.

(b) FLOATING RATE INSTALMENT LOANS. Floating Rate Instalment Loans may have either (i) blended payments or (ii) payments of fixed principal amounts, plus interest, as described below:

         (i) BLENDED PAYMENTS. If a Floating Rate Instalment Loan has blended payments, the amount of the monthly payments is fixed for the term of such Loan, but the interest rate will vary with changes in the Prime Rate on the US Base Rate (as the case may be). If the Prime Rate or the US Base Rate during any month is lower than it was at the outset, a larger portion of the monthly payment will be allocated to principal and as a result such Loan may be repaid prior to its original maturity. If, however, the Prime Rate or the US Base Rate is higher than it was at the outset, the amount of principal that is repaid will be reduced, and as a result there may remain principal outstanding on the original maturity date.

         (ii) PAYMENTS OF PRINCIPAL PLUS INTEREST. If a Floating Rate Instalment Loan has specified principal payments, in addition to interest, such principal payments are due on each specified payment date. The interest payment is also due on the same date, and will usually be a different amount each month due to the reducing balance of the Loan, the number of days in the month, and changes in the Prime Rate or the US Base Rate (as the case may be) during the month and from month to month.

(c)      PREPAYMENT. Unless otherwise specified in this Agreement:

         (i) all or part of a Floating Rate Instalment Loan may be prepaid at any time without penalty; and

         (ii) all (but not part) of a Fixed Rate Instalment Loan may be prepaid provided that the Borrower also pays to CIBC, on the prepayment date, any amount determined by CIBC pursuant to clause 4.4(iv) of this Schedule.

(d) DEMAND OF FIXED RATE INSTALMENT LOANS. Upon demand for payment of a Fixed Rate Instalment Loan the Borrower will pay to CIBC the prepayment fee specified in clause 10.1(c)(ii) above.

(e) CERTAIN DEFINITIONS. In this Agreement the following terms have the following meanings:

         "Fixed Rate Instalment Loan" means an Instalment Loan with respect to which interest is payable at a fixed annual rate of interest (as opposed to being payable on the basis of the Prime Rate or the US Base
         Rate).

         "Floating Rate Instalment Loan" means an Instalment Loan with respect to which interest is payable on the basis of the Prime Rate or the US Base Rate.

         "Instalment Loan" means a loan that is repayable either in fixed instalments of principal, plus interest, or in blended instalments of both principal and interest, and that (notwithstanding any such specified instalments) is repayable on demand by CIBC at any time if so specified in this Agreement.

11.      LIBO RATES AND LIBOR LOANS

11.1 SELECTION OF LIBOR PERIODS. The Borrower shall select the term of each LIBOR Period with respect to each LIBOR Loan made or to be made available to it by telephone notice (to be confirmed the same day in writing) or facsimile received by CIBC not later than 10:00 a.m. on the third Business Day prior to the commencement of such LIBOR Period. The first LIBOR Period for each LIBOR Loan will commence on (and include) the date of advance of such LIBOR Loan, and each LIBOR Period occurring thereafter for such LIBOR Loan will commence on (and include) the last day of the immediately preceding LIBOR Period for such LIBO Loan. In each case, a LIBOR Period will end on the day in the last calendar month included therein that numerically corresponds to the first day of such LIBOR Period. Notwithstanding the foregoing: (i) if CIBC has not received due notice of renewal of the LIBOR Period with respect to any outstanding LIBOR Loan in accordance with the first sentence of this section, such LIBOR Loan will be automatically converted on the expiry of such existing LIBOR Period to a Loan bearing interest on the basis of the US Base Rate; (ii) any LIBOR Period that begins on the last Business Day in a calendar month, or on a day for which there is no numerically corresponding day in the calendar month in which such LIBOR Period would


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otherwise end, will end on the last Business Day in the calendar month in which such LIBOR Period would otherwise end; (iii) if any LIBOR Period would otherwise end on a day that is not a Business Day, such LIBOR Period will end on the next Business Day; provided, however, that if such next Business Day falls in the next calendar month, such LIBOR Period will end on the preceding Business Day;
(iv) all LIBOR Periods in effect at any time must end on not more than five different days; and (v) if, on the day that the Borrower delivers a Notice of Borrowing or otherwise notifies CIBC of the selection of a LIBOR Period with respect to any LIBOR Loan made or to be made to the Borrower, or on the day that any such LIBOR Period is to become effective, there exists any failure by the Borrower (beyond any period of grace permitted by CIBC) to perform or observe any of its covenants in this Agreement, then, at the option of CIBC, in the case of any Loan then outstanding as a LIBOR Loan, on the last day of the LIBOR Period then applicable thereto the interest thereon shall cease to be calculated hereunder on the basis of a LIBO Rate and shall commence to be calculated hereunder on the basis of the US Base Rate, and in the case of any LIBOR Loan to be made hereunder, the applicable Notice of Borrowing shall be deemed to request instead a Loan in US dollars in the same amount bearing interest on the basis of the US Base Rate.

11.2 FAILURE OF THE LIBO RATE. If at any time CIBC determines (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market or any other relevant financial market or the position of CIBC therein (i) adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable during any LIBOR Period, or (ii) the LIBO Rate does not adequately reflect the effective cost to CIBC of the funds to be used by it to make or continue the applicable Loan for any LIBOR Period, or
(iii) US dollars in the amount of the applicable Loan are not readily available to CIBC for the applicable LIBOR Period in the London interbank market, then CIBC shall give notice thereof (by telephone to be confirmed the same day in writing) or by facsimile to the Borrower. On the last day of the LIBOR Period then applicable thereto, the interest on each Loan then outstanding from CIBC as a LIBOR Loan shall cease to be calculated hereunder on the basis of a LIBO Rate and shall commence to be calculated hereunder on the basis of the US Base Rate. Any Notice of Borrowing which has been delivered to CIBC requesting a LIBOR Loan on a day on or subsequent to such notification date will be deemed to request instead a Loan in US dollars in the same amount bearing interest on the basis of the US Base Rate. The Borrower will not be entitled to obtain any LIBOR Loan from CIBC so long as any such condition shall continue to exist, and any Loan that would otherwise have been made by CIBC as a LIBOR Loan shall instead be made by CIBC as a Loan in US dollars bearing interest on the basis of the US Base Rate.

11.3 INTEREST PAYMENT DATES. Interest on each LIBOR Loan is payable on the last day of each LIBOR Period applicable thereto and also, with respect to each LIBOR Period of a term longer than three months, at the end of each three-month period included therein.

11.4 CERTAIN DEFINITIONS. In this Agreement the following terms have the following definitions:


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                                      -26-


         "LIBO Rate" means, with respect to each LIBOR Period for each LIBOR Loan, an annual interest rate equal to the rate at which CIBC is offered deposits of US dollars by leading banks in the London interbank market as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period for a period equal to the number of months comprised therein and in an amount equal to the amount of such LIBOR Loan.

         "LIBOR Loan" means any loan with respect to which interest is calculated hereunder for the time being on the basis of the LIBO Rate.

         "LIBOR Period" means, from time to time with respect to a LIBOR Loan, the applicable interest period of one, two, three or six months, as selected in accordance with the provisions hereof.